UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 3, 2008

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.01 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets
     As previously disclosed, the Registrant acquired Subimo, LLC on December 15, 2006, pursuant to the Unit Purchase Agreement (the “Purchase Agreement”), dated as of November 2, 2006, by and among the Registrant, Subimo, LLC and the Sellers referred to therein (the “Sellers”). Pursuant to General Instruction B.3 of Form 8-K, the following are incorporated by reference herein:
•	the description of the terms of the Purchase Agreement contained in Item 1.01 of the Current Report on Form 8-K filed by the Registrant on November 8, 2006; and

•	the information contained in the Current Report on Form 8-K filed by the Registrant on December 21, 2006, which reported the closing of the acquisition of Subimo by the Registrant.
A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on November 8, 2006.
     On December 3, 2008, the Registrant issued 640,930 shares of its Class A Common Stock (the “Deferred Shares”) and paid approximately $2.8 million in cash in full satisfaction of its obligations to pay the deferred portion of the purchase price to the Sellers under the Purchase Agreement. In addition, as contemplated by an amendment to the Purchase Agreement entered into on December 3, 2008, the Registrant repurchased the Deferred Shares from the Sellers for approximately $12.8 million (a purchase price of $20.00 per share, the closing market price of the Registrant’s Class A Common Stock on The Nasdaq Global Select Market on December 3, 2008). No additional amounts for deferred purchase price are due to Sellers under the Purchase Agreement, as amended.
     For purposes of calculating the Registrant’s basic and diluted net income per share, 394,422 of the Deferred Shares have been reflected as being outstanding since the closing of the acquisition on December 15, 2006. The remaining 246,508 Deferred Shares, which were potentially available to settle indemnification claims by the Registrant under the Purchase Agreement, have not been reflected as outstanding for purposes of calculating basic net income per share, but have been reflected as outstanding for calculating diluted net income per share, but only if their effect was dilutive. The Deferred Shares will no longer be reflected as outstanding for purposes of such calculations after December 3, 2008.

Item 3.02.	Unregistered Sales of Equity Securities
     To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events
     On December 3, 2008, the Stock Repurchase Committee of the Board of Directors of the Registrant authorized a stock repurchase program. Under the program, the Registrant may use up to $30 million to purchase shares of its Class A Common Stock from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors. The repurchase of shares described in Item 2.01 above is not part of the $30 million repurchase program and does not reduce the amount available under the program. Any repurchased shares will be available for use in connection with the Registrant’s equity compensation plans and for other corporate purposes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: December 5, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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